AMENDED AND RESTATED SWING LOAN NOTE
September 24, 2013
FOR VALUE RECEIVED, BIOMED REALTY, L.P., a Maryland limited partnership (“Borrower”), promises to pay to the order of KEYBANK NATIONAL ASSOCIATION, a national banking association (“Bank”) the aggregate principal amount of all Swing Loans (as such term is defined in the Credit Agreement) as has been borrowed by the Borrower from Bank under the Credit Agreement hereinafter described, or such lesser aggregate amount of the Swing Loans as may be made and outstanding, from time to time, to Borrower pursuant to the Bank's Swing Loan Commitment under the Credit Agreement hereinafter described, payable as hereinafter set forth. Borrower promises to pay interest on the principal amount hereof remaining unpaid from time to time from the date hereof until the date of payment in full, payable as hereinafter set forth.
Reference is made to the Amended and Restated Unsecured Credit Agreement of even date herewith among Borrower, Administrative Agent and the Banks (as it may have been or may hereafter be amended, amended and restated, modified, supplemented or renewed from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings ascribed to those terms in the Credit Agreement. This is the Swing Loan Note referred to in the Credit Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.
The principal indebtedness evidenced by this Swing Line Note shall be payable and prepayable as provided in the Credit Agreement and in any event on the Maturity Date (which shall be March 24, 2018, subject to extension as provided in Section 2.10 of the Credit Agreement).
This Swing Loan Note wholly amends and restates in its entirety that certain Swing Loan Note dated as of July 14, 2011 made by Borrower to the order of Lender in the amount of $75,000,000.
Interest shall be payable on the outstanding daily unpaid principal amount of each Swing Loan outstanding hereunder from the date such Swing Loan was made until payment in full, and shall accrue and be payable at the rates and on the dates set forth in the Credit Agreement both before and after default and before and after maturity and judgment.
The amount of each payment hereunder shall be made to Bank at Administrative Agent's office located in Cleveland, Ohio, for the account of Bank, in lawful money of the United States of America and in immediately available funds not later than 2:00 p.m., Cleveland time, on the day of payment (which must be a Banking Day). All payments received after 2:00 p.m., Cleveland time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. Bank shall keep a record of Swing Loans made by it and payments of principal with respect to this Swing Line Note, and such record shall be presumptive evidence of the principal amount owing under this Swing Line Note, absent manifest error.
Without limiting any applicable provisions of the Credit Agreement, Borrower hereby promises to pay all costs and expenses of any holder hereof incurred in collecting Borrower's obligations hereunder or in enforcing or attempting to enforce any of holder's rights hereunder, including reasonable attorneys' fees, whether or not an action is filed in connection therewith.
Borrower hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest, and any other notice or formality, to the fullest extent permitted by applicable Laws.
This Swing Line Note shall be delivered to and accepted by Bank in the State of New York, and shall be governed by, and construed and enforced in accordance with, the internal Laws thereof without regard to the choice of law provisions thereof.

“Borrower”:

BIOMED REALTY, L.P., a Maryland limited partnership

By:    BioMed Realty Trust, Inc., its sole general
Partner

By:    _______________________
Name:    _______________________
Title:    _______________________